UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2012

Date of Report (Date of earliest event reported)

lululemon athletica inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 – 1818 Cornwall Avenue

Vancouver, British Columbia

Canada, V6J 1C7

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 12, 2012, lululemon athletica inc. (the “Company”) amended its existing Registration Rights Agreement with the parties named therein. The amended provisions provide, among other things, that the holders of a majority of the shares subject to the agreement have the right to request that the Company file a registration statement with the Securities and Exchange Commission with respect to the resale of such shares at any time that the Company is legally eligible to file a registration statement on Form S-3 (subject to certain customary limitations as to the number of shares being registered, and provided that at least 180 days elapses between filed registration statements). Such holders continue to have the right to request that the Company file up to two registration statements on Form S-1 at any time that the Company is not legally eligible to file a registration statement on Form S-3 . In addition, the amended provisions provide that the registration rights will terminate with respect to a holder on the date that all shares subject to agreement that are held by such holder can be immediately sold under Rule 144 of the Securities Act of 1933, as amended.

The foregoing description of the amended agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amended agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Registration Rights Agreement by and among lululemon athletica inc. and the holders listed on Schedule A thereto, dated December 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: December 18, 2012	/s/ John E. Currie
John E. Currie Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Registration Rights Agreement by and among lululemon athletica inc. and the holders listed on Schedule A thereto, dated December 12, 2012.